Exhibit 99.1
CONTACTS:

Onstream Media:	Investor Relations:
Chris Faust	Brett Maas
FastLane Communications	Hayden Communications
973-226-4379	646-536-7331
cfaust@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Announces Recent Developments

POMPANO BEACH, FL - October 7, 2008 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand digital media communications and applications, today announced several recent corporate actions and business developments, including a modification of the Definitive Agreement to acquire Narrowstep, Inc., an upgrade to the Digital Media Services Platform (DMSP), new sales executive hires and an update on the Company’s NASDAQ listing status.

Narrowstep Acquisition

On September 15, 2008, Narrowstep and Onstream entered into a second amendment to the Merger Agreement whereby, among other things, the aggregate number of shares of Onstream common stock initially issuable in the Merger was reduced from 9,100,000 to 8,100,000 shares. There was no change in the additional number of shares of Onstream Common Stock (2,000,000) into which the shares of Narrowstep’s Series A Preferred Stock will convert at the time of the Merger. There was also no change in the maximum number of potentially issuable shares of 20,000,000 in connection with the transaction, which includes the 10,100,000 shares initially issuable plus shares potentially issuable under the Contingent Value Rights Agreement which may be earned based on post Merger sales of the Narrowstep technology in excess of a $4 million annual base. The transaction which had been previously accounted for at an $11.8 million estimated purchase price is now being accounted for at an estimated purchase price of $5.1 million.

DMSP Upgrade - Streaming Publisher

The Company also announced that it will introduce the newest version of its DMSP platform - Streaming Publisher - in the current quarter. Streaming Publisher was designed to provide a more robust solution for advanced users such as publishers, media companies and other content developers. The new Streaming Publisher upgrade to the DMSP directly addresses the developing online video advertising market which according to a recent report by eMarketer will exceed $3 Billion dollars by 2012.

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Streaming Publisher includes features such as automated transcoding (the ability to transcode media files into multiple file formats), player picker (the ability to create various video players and detailed usage reports), as well as advanced permission, security and syndication features.

Users of the Store and Stream version of the DMSP can easily upgrade at an additional cost to use the DMSP Streaming Publisher features.

New Sales Executives

The Company also announced the recent hirings of Daniel DeBaun, as Vice President, Business Development for its new iEncode™ product and Scott Lee as Vice President, Business Development at its Infinite Conferencing subsidiary.

Launched during the second fiscal quarter of 2008, iEncode™ is a full-featured, turnkey webcasting solution that operates inside a customer’s corporate LAN environment. This innovative and proprietary solution will generate ongoing revenues for Onstream from per-event fees, as well as storage and bandwidth usage. Mr. DeBaun is a seasoned telecommunications professional, having held senior positions with SAIC, Telcordia Technologies, Bellcore, and AT&T. Mr. DeBaun’s experience in the areas of business, project management, and technology, is expected to translate well for the Company’s new iEncode™ product.

Mr. Lee brings to Infinite Conferencing a wealth of audio and web conferencing experience, having served at the executive level in various business development and sales management roles. Mr. Lee has served as Vice President, Strategic Partners with Teliris, Inc., a New York based multi-million dollar global telepresence service provider; Executive Director, Strategic Partners with Premiere Global Services in Atlanta; and in various other sales management roles.

NASDAQ Listing Status

In January 2008, Onstream was notified by NASDAQ that it was not in compliance with Marketplace Rule 4310(c)(4), which is necessary in order to be eligible for continued listing on the NASDAQ Capital Market.  The notice letter from NASDAQ indicated that Onstream’s non-compliance was as a result of ONSM common stock closing below $1.00 per share bid price for the preceding 30 consecutive business days and Onstream was given 180 calendar days, or until July 2, 2008, to regain compliance with the Rule.  On July 3, 2008, Onstream was notified by NASDAQ that it was not considered compliant with the Rule as of that date, but because Onstream met all other initial listing criteria for the NASDAQ Capital Market, Onstream was granted an additional 180 calendar days, or until December 30, 2008, to regain compliance with the Rule.  Onstream may be considered compliant, subject to the NASDAQ staff’s discretion, if ONSM common stock closes at $1.00 per share bid price or more for a minimum of 10 consecutive business days before the December 30, 2008 deadline.

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The Company also announced that on Wednesday, October 1, 2008 it received a letter from the NASDAQ Stock Market stating that Onstream’s common stock is subject to delisting since the Company failed to hold the required annual shareholder meeting by September 30, the end of Onstream’s fiscal year. The Company said it expected to get the notice because it delayed the annual meeting to complete ongoing negotiations in connection with its proposed acquisition of Narrowstep, Inc., which will require approval by Onstream’s shareholders, and to file the related Registration Statement on Form S-4. A preliminary version of this document was filed with the Securities and Exchange Commission on September 23, 2008 and included a joint proxy statement/prospectus of Onstream and Narrowstep and other relevant materials in connection with the proposed transaction and in preparation of the upcoming annual meeting.

Onstream requested a hearing with the NASDAQ Listing Qualifications Panel to review the determination contained in the October 1, 2008 letter. The NASDAQ Listing Qualifications Panel has set November 20, 2008 as the date for the hearing, which will also address the determination in the January 2008 letter. Onstream’s common shares will continue to be listed on NASDAQ pending a decision.

About Onstream Media:

Onstream Media Corporation (NASDAQ: ONSM) is an online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds, utilizing Onstream Media’s Auction Video™ (patent pending) technology. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. In fact, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Select Onstream Media customers include: AAA, AXA Equitable Life Insurance Company, Bonnier Corporation, BT Conferencing, Dell, Disney, MGM, National Press Club, NHL, PR Newswire, Shareholder.com, Televisa and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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Additional Information and Where to Find It

Onstream has filed with the SEC a preliminary Registration Statement on Form S-4, which includes a joint proxy statement/prospectus of Onstream and Narrowstep and other relevant materials in connection with the proposed transaction. ONCE DECLARED EFFECTIVE BY THE SEC, THE JOINT PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO THE STOCKHOLDERS OF ONSTREAM AND NARROWSTEP. INVESTORS AND SECURITY HOLDERS OF ONSTREAM AND NARROWSTEP ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONSTREAM, NARROWSTEP AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Onstream or Narrowstep with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  Investors and security holders may obtain free copies of the documents filed with the SEC by Narrowstep at narrowstep.com or by contacting Narrowstep Investor Relations via telephone at (609) 945-1772. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Onstream at www.onstreammedia.com or by contacting Onstream’s Investor Relations via telephone at 646-536-7331. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Narrowstep and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Narrowstep and Onstream in favor of the proposed transaction. Information about the directors and executive officers of Narrowstep and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

Onstream and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Onstream and Narrowstep in favor of the proposed transaction. Information about the directors and executive officers of Onstream and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

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